ALLEGION REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS; INCREASES FULL-YEAR 2014 EPS OUTLOOK

•	Third quarter 2014 revenue of $546.7 million, up 3.3 percent compared to 2013 (up 6.8 percent on an adjusted basis, up 6.4 percent on an adjusted organic basis)

•
Third quarter 2014 earnings per share (EPS) from continuing operations of $0.64 compared with 2013 EPS of negative $0.81; adjusted EPS of $0.68, up 41.7 percent compared with 2013 adjusted EPS of $0.48.

•
Third quarter 2014 operating margin of 19.3 percent compared with 2013 operating margin of negative 4.0 percent; 2014 adjusted operating margin of 20.2 percent, an increase of +150 basis points compared with 2013 adjusted operating margin of 18.7 percent.

•	We are increasing full-year 2014 EPS outlook from continuing operations to $2.07 to $2.12 and $2.37 to $2.42 on an adjusted basis (previously $2.30 to $2.40 on an adjusted basis)

Dublin, Ireland, October 30, 2014 - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third quarter 2014 net revenues of $546.7 million, up 3.3 percent compared to the prior year, and net earnings of $62.4 million, or $0.64 per share from continuing operations. This compares with net earnings of negative $77.7 million, or negative $0.81 per share from continuing operations, for the 2013 third quarter.

Third quarter net revenues increased 6.8 percent on an adjusted basis (up 6.4 percent on an adjusted organic basis). The increase in revenues is due to strength in the Americas and Asia Pacific segments offsetting lower EMEIA revenue. The Americas segment growth was driven by mid-single digit volume increases in both the non-residential and residential segments. The Asia Pacific segment delivered modest volume growth and benefited from a previously announced acquisition. The EMEIA segment revenues were impacted by continued market softness, geopolitical uncertainty and divested businesses in the current year.

Adjusted net earnings were $65.5 million, or $0.68 per share from continuing operations, an increase of approximately 42 percent as compared to prior year. The increase in earnings reflect strong demand in the Americas, continued margin improvement in EMEIA and a reduction in the effective tax rate.

Third quarter operating margin was 19.3 percent compared with negative 4.0 percent in 2013. Third quarter adjusted operating margin was 20.2 percent compared with 18.7 percent in 2013, an increase of +150 basis points. Adjusted operating margin was up year-over-year in all regions as favorable price, volume leverage and productivity more than offset increased investments and inflation.

“We grew revenue in uncertain markets, and continue to deliver industry leading margin performance with year-over-year improvement in all regions,” said David D. Petratis, chairman, president and chief executive officer. ”I am pleased with the solid operational leverage of our business as we continue to execute on our growth strategies while making investments to position the company for the future.”

The Company also reported negative $2.1 million or negative $0.02 per share in the third quarter from discontinued operations. This compares with 2013 discontinued operations of negative $0.4 million. The discontinued operations are related to the previously announced divestiture of the United Kingdom (UK) Door businesses.

Additional Items

Interest expense for the third quarter of 2014 was $12.2 million higher than the prior period due to the additional indebtedness incurred as a result of the spin-off from Ingersoll Rand. The Company's adjusted effective tax rate for the third quarter of 2014 was 29.0 percent. The comparable adjusted effective tax rate for the third quarter of 2013 was 49.3 percent.

Cash Flow and Liquidity

Year-to-date 2014 available cash flow was $135 million, down $9.7 million versus prior year. The year-over-year decrease in available cash flow reflects increased capital expenditures due to new product development, information systems and spin related projects. The Company ended third quarter 2014 with cash of $251.4 million and total debt of $1,279.5 million. The Company did not have any borrowings outstanding under its $500 million revolving credit facility at September 30, 2014. As previously announced, the Company has completed an amendment and extension of its senior credit facility. Assuming LIBOR rates remain constant, the refinancing would result in approximately $5 million of annual interest expense savings.

Share Repurchase

During the third quarter of 2014, the Company repurchased approximately 0.4 million shares with an average price paid per share of $51.07 for approximately $20 million under the Company’s $200 million share repurchase program.

Outlook

Allegion expects full-year revenues to increase approximately 4.5 percent versus prior year on an adjusted basis. For the remainder of the year, the Company expects modest market growth in the Americas, favorable timing of system integration revenues in Asia Pacific offsetting weakness in the EMEIA region. The Company is raising adjusted EPS guidance to a range of $2.37 to $2.42. Restructuring, spin costs and the write-off of unamortized debt issuance costs are expected to be approximately $0.30 per share. Including these costs, EPS for 2014 continuing operations are expected to be in the range of $2.07 to $2.12. The outlook includes a full year effective tax rate of approximately 28 percent from continuing operations, reflecting the execution of our tax planning strategies. The average diluted share count for the full year is forecasted to be approximately 97 million shares. The updated outlook assumes the official exchange rate for the Venezuelan bolivar and does not take into consideration the impact of a potential currency devaluation in Venezuela. The Company continues to target available cash flow that approximates net earnings from continuing operations.

Conference Call Information

On Thursday, October 30, David D. Petratis, chairman, president and chief executive officer, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. E.T., to review the Company's results.

A real-time, listen-only webcast of the conference call will be broadcast live over the Internet. Individuals wishing to listen can access the call through the Company's website at http://investor.allegion.com.

About Allegion

Allegion (NYSE: ALLE) creates peace of mind by pioneering safety and security. As a $2 billion provider of security solutions for homes and businesses, Allegion employs more than 8,000 people and sells products in more than 120 countries across the world. Allegion comprises 25 global brands, including strategic brands CISA®, Interflex®, LCN®, Schlage® and Von Duprin®.

For more, visit www.allegion.com.

Non-GAAP Measures

The Company has presented revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations and effective tax rate on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2014 financial performance, the Company's growth strategy, the Company's capital allocation strategy, the Company’s tax rate strategies, the Company's Europe, Middle East,

India and Africa (EMEIA) strategy and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events.  They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended March 31, 2014, and the Form 10-Qs for the quarters ended June 30, 2014 and September 30, 2014.  The Company assumes no obligations to update these forward looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenues	$546.7	$529.0	$1,544.8	$1,525.9
Cost of goods sold	310.6	290.6	890.6	883.0
Gross profit	236.1	238.4	654.2	642.9

Selling and administrative expenses	130.5	122.2	391.5	357.2
Goodwill impairment charge	—	137.6	—	137.6
Operating income (loss)	105.6	(21.4)	262.7	148.1

Interest expense	12.7	0.5	38.3	1.4
Other, net	(2.0)	0.2	(3.1)	6.9
Earnings (loss) before income taxes	94.9	(22.1)	227.5	139.8

Provision for income taxes	27.2	45.5	66.6	102.4
Earnings (loss) from continuing operations	67.7	(67.6)	160.9	37.4

Discontinued operations, net of tax	(2.1)	(0.4)	(10.9)	(1.9)

Net earnings (loss)	65.6	(68.0)	150.0	35.5

Less: Net earnings attributable to noncontrolling
interests	5.3	10.1	10.6	13.9

Net earnings (loss) attributable to Allegion plc	$60.3	$(78.1)	$139.4	$21.6

Amounts attributable to Allegion plc shareholders:
Continuing operations	$62.4	$(77.7)	$150.3	$23.5
Discontinued operations	(2.1)	(0.4)	(10.9)	(1.9)
Net earnings (loss)	$60.3	$(78.1)	$139.4	$21.6

Basic earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.65	$(0.81)	$1.56	$0.24
Discontinued operations	(0.02)	—	(0.11)	(0.01)
Net earnings (loss)	$0.63	$(0.81)	$1.45	$0.23

Diluted earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.64	$(0.81)	$1.54	$0.24
Discontinued operations	(0.02)	—	(0.11)	(0.01)
Net earnings (loss)	$0.62	$(0.81)	$1.43	$0.23

Shares outstanding - basic	95.9	96.0	96.2	96.0
Shares outstanding - diluted	96.9	96.0	97.3	96.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$251.4	$227.4
Restricted cash	—	40.2
Accounts and notes receivables, net	287.3	260.0
Costs in excess of billings on uncompleted
contracts	153.6	158.8
Inventory	180.7	153.6
Other current assets	61.0	86.0
Total current assets	934.0	926.0
Property, plant and equipment, net	212.5	200.2
Goodwill	509.9	504.9
Intangible assets, net	133.1	146.1
Other noncurrent assets	202.7	202.7
Total assets	$1,992.2	$1,979.9

LIABILITIES AND EQUITY
Accounts payable	$222.9	$211.3
Accrued expenses and other current liabilities	211.0	207.3
Short-term borrowings and current maturities
of long-term debt	30.3	71.9
Total current liabilities	464.2	490.5
Long-term debt	1,249.2	1,272.0
Other noncurrent liabilities	272.8	273.1
Equity	6.0	(55.7)
Total liabilities and equity	$1,992.2	$1,979.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Earnings from continuing operations	$160.9	$37.4
Goodwill impairment charge	—	137.6
Depreciation and amortization	36.5	34.2
Changes in assets and liabilities and other non-cash items	(22.6)	(52.5)
Net cash from (used in) operating activities of continuing operations	174.8	156.7
Net cash used in operating activities of discontinued operations	(2.8)	0.9
Net cash from (used in) operating activities	172.0	157.6

Investing Activities
Capital expenditures	(39.8)	(12.0)
Acquisitions of businesses, net of cash acquired	(23.0)	—
Other investing activities, net	41.9	24.4
Net cash used in investing activities	(20.9)	12.4

Financing Activities
Net debt proceeds (repayments)	(63.1)	(0.2)
Dividends paid to ordinary shareholders	(22.6)	—
Net transfers to Ingersoll-Rand	—	(118.5)
Repurchase of ordinary shares	(50.3)	—
Other financing activities, net	15.4	(5.2)
Net cash from (used in) financing activities	(120.6)	(123.9)

Effect of exchange rate changes on cash and cash equivalents	(6.5)	4.9
Net increase (decrease) in cash and cash equivalents	24.0	51.0
Cash and cash equivalents - beginning of period	227.4	317.5
Cash and cash equivalents - end of period	$251.4	$368.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net revenues
Americas	$423.1	$405.0	$1,169.2	$1,154.1
EMEIA	89.5	92.1	289.9	286.0
Asia Pacific	34.1	31.9	85.7	85.8
Total net revenues	$546.7	$529.0	$1,544.8	$1,525.9

Operating income (loss)
Americas	$122.8	$109.5	$320.1	$302.8
EMEIA	0.4	(142.7)	(4.3)	(148.7)
Asia Pacific	(0.5)	20.6	(7.0)	18.7
Corporate unallocated	(17.1)	(8.8)	(46.1)	(24.7)
Total operating income (loss)	$105.6	$(21.4)	$262.7	$148.1

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charge, restructuring charges and one-time separation costs related to the spin-off from Ingersoll Rand.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	Reported	Spin-off related and other charges		Adjusted (non-GAAP)	Reported	Spin-off related and other charges		Adjusted (non-GAAP)
Net revenues	$546.7	$—		$546.7	$529.0	$(16.9)	(1)	$512.1

Operating income	105.6	4.8	(2)	110.4	(21.4)	117.1	(2)	95.7
Operating margin	19.3%			20.2%	(4.0)%			18.7%

Earnings before income taxes	94.9	4.8		99.7	(22.1)	117.1		95.0
Provision for income taxes	27.2	1.7	(3)	28.9	45.5	1.3	(3)	46.8
Effective income tax rate	28.7%	35.4%		29.0%	(205.9)%	1.1%		49.3%
Earnings from continuing operations	67.7	3.1		70.8	(67.6)	115.8		48.2

Non-controlling interest	5.3	—		5.3	10.1	(7.9)		2.2

Net earnings from continuing operations
attributable to Allegion plc	$62.4	$3.1		$65.5	$(77.7)	$123.7		$46.0

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.64	$0.04		$0.68	$(0.81)	$1.29		$0.48

(1)
Adjustment to net revenue for the three months ended September 30, 2013 reflects the impact of a change in order flow through the Company's consolidated joint venture in Asia resulting from a revised joint venture operating agreement signed in late 2013. Previously, the joint venture acted as a pass-through to the end customer. Products are now shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. The change did not have a material impact on operating income or on cash flows for the three months ended September 30, 2014.

(2)
Adjustments to operating income for the three months ended September 30, 2014 include $4.8 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges. Adjustments to operating income for the three months ended September 30, 2013 consist of $1.0 million of restructuring charges, a $137.6 million goodwill impairment charge and a $21.5 million gain on a property sale in China.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2014 and 2013 consist of $1.7 million and $1.3 million of tax expense related to the items excluded from operating income discussed above.

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
	Reported	Spin-off related and other charges		Adjusted (non-GAAP)	Reported	Spin-off related and other charges		Adjusted (non-GAAP)
Net revenues	$1,544.8	$—		$1,544.8	$1,525.9	$(52.0)	(1)	$1,473.9

Operating income	262.7	26.1	(2)	288.8	148.1	121.7	(2)	269.8
Operating margin	17.0%			18.7%	9.7%			18.3%

Earnings before income taxes	227.5	26.1		253.6	139.8	121.7		261.5
Provision for income taxes	66.6	8.2	(3)	74.8	102.4	2.6	(3)	105.0
Effective income tax rate	29.3%	31.4%		29.5%	73.2%	2.1%		40.2%
Earnings from continuing operations	160.9	17.9		178.8	37.4	119.1		156.5

Non-controlling interest	10.6	—		10.6	13.9	(7.9)		6.0

Net earnings from continuing operations
attributable to Allegion plc	$150.3	$17.9		$168.2	$23.5	$127.0		$150.5

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$1.54	$0.19		$1.73	$0.24	$1.33		$1.57

(1)
Adjustment to net revenue for the nine months ended September 30, 2013 reflects the impact of a change in order flow through the Company's consolidated joint venture in Asia resulting from a revised joint venture operating agreement signed in late 2013. Previously, the joint venture acted as a pass-through to the end customer. Products are now shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. The change did not have a material impact on operating income or on cash flows for the nine months ended September 30, 2014.

(2)
Adjustments to operating income for the nine months ended September 30, 2014 include $26.1 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges. Adjustments to operating income for the nine months ended September 30, 2013 consist of $5.6 million of restructuring charges, a $137.6 million goodwill impairment charge and a $21.5 million gain on a property sale in China.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2014 and 2013 consist of $8.2 million and $2.6 million of tax expense related to the items excluded from operating income discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(in millions)

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$423.1		$405.0
Impact of Asia JV order flow change	—		(16.9)
Adjusted net revenues	$423.1		$388.1

Operating income (GAAP)	$122.8	29.0%	$109.5	28.2%
Restructuring charges	—	—%	—	—%
Spin-off related charges	0.1	—%	—	—%
Adjusted operating income	122.9	29.0%	109.5	28.2%
Depreciation and amortization	5.7	1.3%	5.6	1.4%
Adjusted EBITDA	$128.6	30.3%	$115.1	29.6%

EMEIA
Net revenues (GAAP)	$89.5		$92.1

Operating income (loss) (GAAP)	$0.4	0.4%	$(142.7)	(154.9)%
Restructuring charges	0.2	0.2%	1.0	1.1%
Goodwill impairment charge	—	—%	137.6	149.4%
Spin-off related and other charges	0.6	0.7%	—	—%
Adjusted operating income (loss)	1.2	1.3%	(4.1)	(4.4)%
Depreciation and amortization	4.2	4.7%	4.8	5.2%
Adjusted EBITDA	$5.4	6.0%	$0.7	0.8%

Asia Pacific
Net revenues (GAAP)	$34.1		$31.9

Operating income (loss) (GAAP)	$(0.5)	(1.5)%	$20.6	64.6%
Gain on property sale	—	—%	(21.5)	(67.4)%
Spin-off related charges	—	—%		—%
Adjusted operating income (loss)	(0.5)	(1.5)%	(0.9)	(2.8)%
Depreciation and amortization	0.4	1.2%	0.2	0.6%
Adjusted EBITDA	$(0.1)	(0.3)%	$(0.7)	(2.2)%

Corporate
Operating income (loss) (GAAP)	$(17.1)		$(8.8)
Spin-off related charges	3.9		—
Adjusted operating income	(13.2)		(8.8)
Depreciation and amortization	0.7		0.7
Adjusted EBITDA	$(12.5)		$(8.1)

Total
Adjusted net revenues	$546.7		$512.1

Adjusted operating income	$110.4	20.2%	$95.7	18.7%
Depreciation and amortization	11.0	2.0%	11.3	2.2%
Adjusted EBITDA	$121.4	22.2%	$107.0	20.9%

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	As Reported	Margin	As Reported	Margin
Americas
Net revenues	$1,169.2		$1,154.1
Impact of Asia JV order
flow change	—		(52.0)
Adjusted net revenues	$1,169.2		$1,102.1

Operating income (GAAP)	$320.1	27.4%	$302.8	27.5%
Restructuring charges	—	—%	0.1	—%
Spin-off related charges	0.4	—%	—	—%
Adjusted operating income	320.5	27.4%	302.9	27.5%
Depreciation and amortization	18.2	1.6%	19.5	1.8%
Adjusted EBITDA	$338.7	29.0%	$322.4	29.3%

EMEIA
Net revenues	$289.9		$286.0

Operating income (GAAP)	(4.3)	(1.5)%	(148.7)	(52.0)%
Goodwill impairment charge	—	—%	137.6	48.1%
Restructuring charges	5.4	1.9%	5.5	1.9%
Spin-off related and other
charges	3.4	1.2%	—	—%
Adjusted operating income	4.5	1.6%	(5.6)	(2.0)%
Depreciation and amortization	13.0	4.5%	13.7	4.8%
Adjusted EBITDA	$17.5	6.1%	$8.1	2.8%

Asia Pacific
Net revenues	$85.7		$85.8

Operating income (GAAP)	$(7.0)	(8.2)%	$18.7	21.8%
Gain on property sale	—	—%	(21.5)	(25.1)%
Spin-off related charges	0.4	0.5%	—	—%
Adjusted operating income	(6.6)	(7.7)%	(2.8)	(3.3)%
Depreciation and amortization	0.8	0.9%	1.0	1.2%
Adjusted EBITDA	$(5.8)	(6.8)%	$(1.8)	(2.1)%

Corporate
Operating income (GAAP)	$(46.1)		$(24.7)
Spin-off related charges	16.5		—
Adjusted operating income	(29.6)		(24.7)
Depreciation and amortization	1.1		—
Adjusted EBITDA	$(28.5)		$(24.7)

Total
Adjusted net revenues	$1,544.8		$1,473.9

Adjusted operating income	$288.8	18.7%	$269.8	18.3%
Depreciation and amortization	33.1	2.1%	34.2	2.3%
Adjusted EBITDA	$321.9	20.8%	$304.0	20.6%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Nine Months Ended September, 30
	2014	2013
Net cash from (used in) operating activities of	$174.8	$156.7
continuing operations
Capital expenditures	(39.8)	(12.0)
Available cash flow	$135.0	$144.7

	Nine Months Ended September, 30
	2014	2013
Net earnings (GAAP)	150.0	35.5
Provision for income taxes	66.6	102.4
Interest expense	38.3	1.4
Depreciation and amortization	33.1	34.2
EBITDA	288.0	173.5

Discontinued operations	10.9	1.9
Other, net	(3.1)	6.9
Goodwill impairment charge	—	137.6
Gain on property sale	—	(21.5)
Restructuring charges, spin-off related costs
and other expenses	26.1	5.6
Adjusted EBITDA	$321.9	$304.0

	Three Months Ended September 30,
	2014	2013
Net earnings (GAAP)	$65.6	$(68.0)
Provision for income taxes	27.2	45.5
Interest expense	12.7	0.5
Depreciation and amortization	11.0	11.3
EBITDA	116.5	(10.7)

Discontinued operations	2.1	0.4
Other, net	(2.0)	0.2
Goodwill impairment charge	—	137.6
Gain on property sale	—	(21.5)
Restructuring charges, spin-off related costs
and other expenses	4.8	1.0
Adjusted EBITDA	$121.4	$107.0